SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2008

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

82 Cambridge Street, Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.03. Material Modification to Rights of Security Holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      On October 28, 2008 our Board of Directors voted to amend and restate the Rights Agreement dated as of April 20, 1999 between Palomar Medical Technologies, Inc. (the ƒCompany”) and American Stock Transfer & Trust Company LLC, as Rights Agent (as so amended and restated as of October 28, 2008, the “Rights Agreement”).

      The principal modifications made to the original rights agreement and to the Rights issued and to be issued under the Rights Agreement are as follows:

1.     The “Expiration Date” as defined in the Rights Agreement was changed from April 20, 2009 to October 28, 2018. This means that the Rights Agreement will not terminate, and the Rights will not expire, in April 2009, but will continue, unless the Rights are redeemed, until October 2018.

    2.        The “Purchase Price” as defined in the Rights Agreement was changed from $56.00 to $200.00. Each Right, when exercisable as set forth in the Rights Agreement, will initially entitle the registered holder to purchase from the Company one one-thousandth (1/1000th) of a share of Series A Participating Cumulative Preferred Stock, par value $.01 per share, of the Company (the “Preferred Shares”) at the Purchase Price.

    3.        The definition of an “Acquiring Person” in the Rights Agreement was modified to exclude from the definition a person qualified to file Schedule 13G under current Rule 13d-1(b)(1) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

    4.        Changes were made to take account of the recapitalization that occurred May 7, 1999 in the form of a 1-for-7 reverse stock split of the Company’s Common Stock, par value $.01 per share (the “Common Stock”). The language of the original rights agreement spoke in terms of the common stock as it existed prior to the recapitalization, which the Board of Directors felt was unnecessarily confusing.

    5.        In accordance with the previous paragraphs, on October 28, 2008 the Board of Directors approved, and on October 28, 2008 the Company filed with the Delaware Secretary of State, a Certificate of Amendment to the Certificate of Designation, Preferences and Rights of the Preferred Shares. The effect of this amendment was to change a reference to the original rights agreement to the Rights Agreement as amended and restated, and to change the measurement date of the “Formula Number” as defined therein from April 20, 1999 to October 28, 2008, in order to reflect the recapitalization and correspond to the Common Stock as currently constituted.

        The Company does not believe that other changes (including changes merely conforming to the modifications set forth above) that were made in the Rights Agreement were material and, except as set forth above, the Rights Agreement continues to operate as previously disclosed.

        The foregoing description of the Rights Agreement is not complete and is qualified in its entirety by reference to the exhibits to this Form 8-K, which are incorporated herein by this reference.

Anti-Takeover Effects

        The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on substantially all the Rights being acquired. The Rights will not interfere with any merger or other business combination or with a third party approved by the Board of Directors of the Company since the Board, at its option, at any time prior to any person becoming an Acquiring Person, may amend the Rights or redeem all but not less than all of the then outstanding Rights at the Redemption Price.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (d)    Exhibits

    4.01        Amended and Restated Rights Agreement dated as of October 28, 2008 between Palomar Medical Technologies, Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent, including Exhibit A, Certificate of Amendment to the Certificate of Designation, Preferences and Rights of the Series A Participating Cumulative Preferred Stock of Palomar Medical Technologies, Inc., as filed with the Delaware Secretary of State October 28, 2008, and Exhibit B, Amended and Restated Form of Right Certificate.

    4.02        Certificate of Designation, Preferences and Rights of the Series A Participating Cumulative Preferred Stock of Palomar Medical Technologies, Inc., as filed with the Delaware Secretary of State April 21, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President
Date: October 31, 2008

EXHIBIT INDEX

Number	Title

4.01	Amended and Restated Rights Agreement dated as of October 28, 2008 between Palomar Medical Technologies, Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent, including Exhibit A, Certificate of Amendment to the Certificate of Designation, Preferences and Rights of the Series A Participating Cumulative Preferred Stock of Palomar Medical Technologies, Inc., as filed with the Delaware Secretary of State October 28, 2008, and Exhibit B, Amended and Restated Form of Right Certificate.

4.02	Certificate of Designation, Preferences and Rights of the Series A Participating Cumulative Preferred Stock of Palomar Medical Technologies, Inc., as filed with the Delaware Secretary of State April 21, 1999.